EXHIBIT 99.9

CONSENT OF A PERSON NAMED AS ABOUT TO BECOME A DIRECTOR

Pursuant to Rule 438 promulgated under the Securities Act of 1933, I, Donald Nickelson, hereby consent to be named as a person about to become a director of First Advantage Corporation in the Registration Statement on Form S-4 of First Advantage Corporation, Registration No. 333-102565, and any amendments thereto.

Dated: April 22, 2003	/s/ DONALD NICKELSON
Donald Nickelson